UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

TIMBERJACK SPORTING SUPPLIES, INC. (Exact name of registrant as specified in its charter)

Nevada	333-135774	20-3336507
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6955 North Durango Suite 1115-381 Las Vegas, Nevada 89149 (Address of principal executive office)

(702) 334-2628 (Registrant’s telephone number, including area code)

________________________________________________________________ (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2008, the Company held its annual meeting of its shareholders.  Pursuant to this meeting, the Company accepted the resignation of Wesley Brumbaugh as the sole director of the Company and named Ted D. Campbell II as its new sole director. On August 27, 2008, Ted D. Campbell II accepted the position of director of the Company.

On August 27, 2008, the Company held its annual meeting of its directors.  Pursuant to this meeting, the Company accepted the resignation of Wesley Brumbaugh as the sole officer of the Company (President, Secretary and Treasurer). Ted D. Campbell II was named the Company’s new sole officer (e.g. President, Secretary, and Treasurer). On August 27, 2008, Ted D. Campbell II accepted these positions as the sole officer of the Company.

Ted D. Campbell II also accepted the positions of chief executive officer, chief financial officer, and chief accounting officer on August 27, 2008.

Wesley Brumbaugh did not have any material disagreement with the Company that was the cause of his resignation as its sole officer and director.

On August 27, 2008, the Company caused to be filed with the Nevada Secretary of State, Commercial Recordings Division, its annual list of officers and directors naming Ted D. Campbell II as the president, secretary, treasurer and sole director of the Company.

Pursuant to Regulation S-K, Section 404(a), neither Ted D. Campbell II, nor any member of his immediate family, has had any transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the registrant or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000.

Pursuant to Regulation S-K (17C.F.R. 229.401(b), (d), and (e), below is current information on Ted D. Campbell II:

Executive Officers and Directors

The following table provides information concerning each officer and director of the Company. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

NAME	AGE	POSITION	DATES SERVED

Ted D. Campbell II	42	President, Treasurer, Secretary, and Director	August 2008 to Present

The following is additional biographical information for each of the directors and officers listed above and founders:

Ted D. Campbell, II – President, Secretary, Treasurer, and Director: Mr. Campbell is currently President of Public Company Compliance, Inc., a Nevada based corporate consulting firm which specializes in assisting pubic listed companies with continuing compliance requirements with the NASD and the Securities and Exchange Commission. Mr. Campbell works exclusively in the areas of federal and state registered/exempt corporate securities offerings, application of the federal securities rules and regulations to such offerings, and corporate listing on the National Quotation Bureau’s “Electronic Pink Sheets” and NASD’s OTCBB®. Mr. Campbell is a former founder and principal of NevWest Securities Corporation, which was a NASD licensed, Level Three Introducing Broker Dealer and Market Maker. He was also President and CEO of Campbell Mello Associates, Inc. from 1996-1999 and he is also a former Nevada State Securities Examiner (1995-96). Mr. Campbell also worked as a securities legal intern at the Oklahoma Department of Securities from 1989-1994. For the past twelve years, he has been working as a private corporate securities consultant in Las Vegas, Nevada.

Mr. Campbell is a graduate of the University of Oklahoma in 1993 with a Juris Doctorate and a Masters in Business Administration and a graduate of Texas A&M University in 1989 with a B.B.A. in Corporate Finance (Graduated with Distinguished Student Status). He was a member of Phi Alpha Delta legal fraternity and was a staff member of the American Indian Law Review at the University of Oklahoma, School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIMBERJACK SPORTING SUPPLIES, INC.

Date: August 27, 2008	By: /s/ Ted D. Campbell II
Ted D. Campbell II
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

Description

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